Exhibit 23.4 to Registration Statement on Form S-4 of Revett Minerals Inc.
(Consent of KPMG LLP Canada)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Revett Minerals Inc.

We consent to the use of our report dated March 22, 2011, with respect to the consolidated statement of operations and comprehensive income (loss), shareholders’ equity and cash flows for the year ended December 31, 2010 which report is incorporated by reference in this Registration Statement on Form S-4 and to the reference to our firm under the heading “Experts”.

KPMG LLP CANADA
Chartered Accountants

October 17, 2013
Vancouver, Canada